UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM  8-K

CURRENT  REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 12, 2010

EnergyConnect Group, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

901 Campisi Way, Suite 260, Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 370-3311

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.01. Changes in Registrant’s Certifying Accountant.

Item 9.01. Financial Statements and Exhibits.

SIGNATURE

EXHIBIT 16.1

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)  On April 7, 2010, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of EnergyConnect Group, Inc. (the “Company”) determined to dismiss RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm.  The Company then notified RBSM of the dismissal on April 8, 2010.

RBSM’s reports on the Company’s consolidated financial statements as of and for the years ended January 2, 2010 and January 3, 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except RBSM’s assumption that the Company will continue as a going concern and that the consolidated financial statements as of and for the years ended January 2, 2010 and January 3, 2009 do not include any adjustments that might result from the outcome of that uncertainty.

During the Company’s two most recent fiscal years ended January 2, 2010 and January 3, 2009 and the subsequent period through April 3, 2010, the Company did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there have been no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided RBSM with a copy of these disclosures and has requested that RBSM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. This letter from RBSM is attached as Exhibit 16.1 to this current report on Form 8-K.

(b)  As a result of a competitive request for proposal process undertaken by the Audit Committee, on April 7, 2010, the Audit Committee approved SingerLewak (“SingerLewak”) as the Company’s independent registered public accounting firm for the year ending January 1, 2011, subject to the execution of a formal engagement letter. In deciding to select SingerLewak, the Audit Committee reviewed auditor independence issues and existing commercial relationships with SingerLewak and concluded that SingerLewak has no commercial relationship with the Company that would impair its independence. During the fiscal year ended January 2, 2010, the Company engaged SingerLewak to assist the Company as the Company prepared its tax provision. In the course of this engagement, the Company sought advice from SingerLewak on the application of accounting principles with respect to the tax provision.

Except as described above, the Company did not engage SingerLewak in any prior consultations during the Company’s fiscal years ended January 2, 2010 and January 3, 2009 or the subsequent period through the date of the filing of this current report on Form 8-K regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that SingerLewak concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that SingerLewak review these disclosures and provided SingerLewak the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which SingerLewak does not agree with the above statements made by the Company. SingerLewak has advised the Company that no such letter need be issued.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits	16.1	Letter from RBSM LLP to the Securities and Exchange Commission dated April 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 2010.
EnergyConnect Group, Inc.

/s/ Kevin R. Evans
Kevin R. Evans
Chief Executive Officer